EGA Frontier Diversified Core Fund

EXHIBIT TO ITEM 77C

Matters Submitted to a Vote of Security Holders


A description of matters submitted to a vote of security holders is incorporated by reference to the Registrant's
Form Type DEF14A as filed with the Securities and Exchange
Commission on September 21, 2015 (Accession No.0001582816-
15-000289).